EXHIBIT 10.1

SECOND AMENDMENT TO EXECUTIVE SERVICES AGREEMENT

This Second Amendment (the ”Second Amendment”) to the Executive Services Agreement between Babcock & Wilcox Enterprises, Inc. (the “Company”) and BRPI Executive Consulting, LLC (“BRPI”) dated November 19th, 2018 is made and entered into this 9th day of November, 2020 (the Effective Date”).

RECITALS

WHEREAS, the Company and BRPI desire to redefine the Term of the Agreement provided in Section 2 of the Executive Consulting Agreement, on the terms and conditions specified in this Second Amendment; and

WHEREAS, the Company and BRPI desire to set forth in writing their understandings and agreement with respect to such matter.

NOW, THEREFORE, in consideration of the foregoing, Section 2 of the Executive Services Agreement is hereby amended and restated in its entirety as follows:

“2 The term of this Agreement shall commence on November 19, 2018 and shall continue until December 31, 2023 (the “Term”), unless terminated by either party by giving thirty (30) days prior written notice to the other party.”

Except as set forth above, nothing in this Second Amendment shall be deemed to alter, amend, or modify any other provisions of the Executive Services Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed to and have executed this Second Amendment on the Effective Date.

BRPI EXECUTIVE CONSULTING, LLC:

/s/ Kenneth M. Young
Kenneth M. Young

BABCOCK & WILCOX ENTERPRISES, INC.
By:	/s/ John J. Dziewisz
Name:	John J. Dziewisz
Title:	Senior Vice President & Corporate Secretary